UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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LOOPNET, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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April 4, 2011

Dear Stockholder:

I am pleased to invite you to attend LoopNet, Inc.’s 2011 Annual Meeting of Stockholders to be held on Tuesday, May 17, 2011 at our headquarters at 185 Berry Street, San Francisco, California 94107.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the 2011 annual meeting, I hope you will vote as soon as possible so that your vote will be counted.

Thank you for your ongoing support of and continued interest in LoopNet. We look forward to seeing you at our annual meeting.

Sincerely,

Richard J. Boyle, Jr.
Chief Executive Officer and Chairman
of the Board

San Francisco, California

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, whether or not you plan to attend the meeting, please vote your shares as promptly as possible over the Internet by following the instructions on your Notice or, if you receive your proxy materials by U.S. mail, by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the meeting and save LoopNet the extra expense associated with additional solicitation. Voting your shares over the Internet or otherwise will not prevent you from attending the meeting, revoking your proxy, and voting your stock in person.

LOOPNET, INC.

185 Berry Street, Suite 4000
San Francisco, CA 94107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DATE	Tuesday, May 17, 2011
TIME	9:00 a.m., Pacific Time
PLACE	185 Berry Street, San Francisco, CA 94107
ITEMS OF BUSINESS	1. To elect two Class II directors to serve on the Board of Directors, each to serve until the 2014 Annual Meeting of Stockholders or until his successor is duly elected and qualified.
2. To hold an advisory vote on the compensation of our named executive officers as described in the accompanying Proxy Statement.
3. To hold an advisory vote on how frequently you prefer we conduct an advisory vote of stockholders on the compensation of our named executive officers.
4. To ratify Ernst & Young LLP as our independent registered public accounting firm for 2010.
5. To consider any other business as may properly come before the 2011 Annual Meeting or at any adjournment or postponement of the 2011 Annual Meeting.
In addition, holders of our Series A Convertible Preferred Stock will vote to elect one director.
RECORD DATE	You are entitled to vote at the 2011 Annual Meeting if you were a stockholder of record at the close of business on Monday, March 21, 2011.
VOTING	Please vote your shares as soon as possible so that your shares can be voted at the 2011 Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions provided on the Notice or, if you receive our proxy materials by U.S. mail, on the proxy card.

April 4, 2011	By Order of the Board of Directors,

Brent Stumme,
Secretary

INTERNET AVAILABILITY

We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders through the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 4, 2011, we mailed to stockholders on the record date a Notice Regarding the Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. Instead, the Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and in our 2010 Annual Report on Form 10-K (which we posted on the same date), as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by following the instructions on the Notice.

i.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE 2011 ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of LoopNet, Inc., a Delaware corporation (“we,” “us,” “LoopNet” or the “Company”), is soliciting your proxy in connection with LoopNet’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will take place at 9:00 a.m. Pacific Daylight Time on Tuesday, May 17, 2011 at 185 Berry Street, San Francisco, California 94107. You are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, and certain other required information.

Q:	What am I voting on?

A:	You will be voting on four proposals. Proposal One is for the election of Noel J. Fenton and Dennis Chookaszian to the Board for three-year terms ending at the 2014 Annual Meeting of Stockholders.

Proposal Two is an advisory vote on the compensation of the executive officers listed in the Summary Compensation Table (the “named executive officers”) as described in this Proxy Statement.

Proposal Three is an advisory vote on how frequently (every one, two or three years) you prefer we conduct an advisory vote of stockholders on the compensation of our named executive officers.

Proposal Four is for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2011.

In addition, the holders of our Series A Convertible Preferred Stock (“Series A”) will vote to elect one director.

Q:	What are the voting recommendations?

A:	The Board recommends a vote FOR the election of each of the director nominees, FOR approval of the compensation of our named executive officers as described in this proxy statement, for THREE YEARS for the frequency with which we will conduct an advisory vote of stockholder on the compensation of our named executive officers and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountant.

Q:	Who can vote at the Annual Meeting?

A:	Stockholders who owned our common stock and our Series A of record on March 21, 2011 (the “Record Date”) can vote at the Annual Meeting. As of that date, there were 32,489,050 shares of our common stock and 50,000 shares of our Series A issued and outstanding. Each share of common stock is entitled to one vote and each share of Series A is entitled to approximately 148.81 votes (the equivalent of 7,440,476 shares of our common stock). Shares of common stock and Series A vote together as a single class on all matters other than the election of the Series A director, as to which only Series A can vote.

Q:	How do I vote?

A:	There are four ways a stockholder of record can vote:

(1) By Internet: You vote over the Internet by following the instructions provided in the Notice or, if you receive your proxy materials by U.S. mail, by following the instructions on the proxy card.

(2) By Telephone: If you receive your proxy materials by U.S. mail, you may vote by telephone by following the instructions on your proxy card.

(3) By Mail: If you receive your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.

(4) In Person: If you are a stockholder as of the Record Date, you may vote in person at the meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

In order to be counted, proxies submitted by telephone or Internet by stockholders of record must be received by 1:00 a.m. Pacific Daylight Time on May 17, 2011. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a broker, bank or other nominee, please follow their instructions.

Q:	Can I change my vote?

A:	If a stockholder of record, you may revoke your proxy and change your vote before the applicable voting deadlines by notifying our Secretary in writing, or returning a later-dated proxy card or by voting again using the Internet or telephone (your latest Internet or telephone proxy is the one that will be counted). You may also revoke your proxy and change your vote by voting in person at the meeting. If you hold your shares through a broker, bank or other nominee, you may revoke any prior instructions by contacting that firm.

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact:

LoopNet, Inc.
Attn: Secretary
185 Berry Street, Suite 4000
San Francisco, CA 94107
(415) 243-4200

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative of Computershare Trust Company, N.A., our transfer agent.

Q:	How many shares must be present to hold the Annual Meeting?

A:	To hold the Annual Meeting and conduct business, a majority of shares entitled to vote at the meeting must be present in person or by proxy at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either (1) is present and votes in person at the meeting, or (2) has properly submitted a proxy card or voted by telephone or Internet.

Both abstentions and broker non-votes are counted for the purposes of determining the presence of a quorum. Broker non-votes occur when shares held by a stockholder in street name are not voted with respect to a proposal because the broker has not received voting instructions from the stockholder and the broker lacks discretionary voting power to vote the shares.

Q:	What vote is required to approve each proposal?

A:	Proposal One — Election Of Directors: Election of directors will be determined by a plurality of the votes of the shares present in person or by proxy, so the two nominees who receive the highest numbers of votes for election will be elected, even if that does not represent a majority.

Proposal Two — Approval of the Compensation of LoopNet’s Named Executive Officers: The advisory vote regarding approval of the compensation of our named executive officers will be approved if the votes cast in its favor exceed votes cast against it.

Proposal Three — Frequency of the Stockholder Vote to Approve the Compensation of LoopNet’s Named Executive Officers: The advisory vote regarding the frequency of the stockholder vote to approve the compensation of LoopNet’s named executive officers will be determined by a plurality of the votes cast.

Proposal Four — Ratification of Independent Registered Public Accounting Firm: The appointment of Ernst & Young LLP as our independent registered public accounting firm will be ratified if the votes cast in favor exceed the votes cast against it.

Q:	How are votes counted?

A:	You may vote either FOR each director nominee or WITHHOLD your vote from any one nominee. You may vote FOR or AGAINST or ABSTAIN from voting on the proposals to approve the compensation of our named executive officers as described in this Proxy Statement and to ratify Ernst & Young LLP as our independent registered public accounting firm. You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” OR “ABSTAIN” from voting on the proposal to determine the frequency with which we will conduct an advisory vote of stockholders on the compensation of our named executive officers.

If you specify that you wish to abstain from voting on a proposal, your shares will not be voted on that particular proposal. For the proposals to approve the compensation of our named executive officers as described in this Proxy Statement and to ratify Ernst & Young LLP as our independent registered public accounting firm, abstentions have the effect of a vote AGAINST the proposal. For the proposal to determine the frequency with which we will conduct an advisory vote of stockholders on the compensation of our named executive officers, abstentions will not have an effect on the outcome of the vote. Broker non-votes will not count as votes cast with respect to the matter as to which the broker has expressly not voted.

Q:	What will the persons named as proxyholders do with my instructions?

A:	If you vote by proxy, the individuals named as proxyholders will vote your shares as you instruct. If you vote your shares over the telephone, you must select a voting option (“For” or “Withhold” (for directors), “For,” “Against” or “Abstain” (for Proposals Two and Four) and “One Year,” “Two Years” “Three Years” or “Abstain (for Proposal Three)) in order for your proxy to be counted on that matter. If you validly vote your shares over the Internet or by mail but do not provide any voting instructions, the persons named as proxyholders will vote your shares FOR the election of the nominees for director, FOR approval of the compensation of our named executive officers as described in this Proxy Statement, and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2011, and will chose THREE YEARS for the frequency with which we will conduct an advisory vote of stockholders on the compensation of our named executive officers.

If your shares are registered in street name, you must vote your shares in the manner prescribed by your broker, bank, or other nominee. In most instances, you can do this over the telephone or Internet, or if you have received or request a hard copy of the proxy statement and accompanying voting instruction form, you may mark, sign, date and mail your voting instruction form in the envelope your bank or broker provides. The Notice that was mailed to you has specific instructions for how to submit your vote and the deadline for doing so. If you would like to revoke your proxy, you must follow the bank, broker, or other nominee’s instructions on how to do so. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the bank, broker or other nominee holding your shares.

Q:	Who can attend the Annual Meeting?

A:	All stockholders as of the Record Date can attend. If you wish to vote your shares at the 2011 Annual Meeting and your shares are held of record by a broker, bank or other nominee, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the 2011 Annual Meeting.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2011 Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your shares on any additional matters presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxyholders will vote your proxy for such other candidate or candidates who may be nominated by the Board.

Q:	Where can I find the voting results of the meeting?

A:	We intend to announce preliminary voting results at the 2011 Annual Meeting and disclose final results in a Form 8-K to be filed with the Securities and Exchange Commission within four business days thereafter.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	We are paying for the distribution and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services. We have engaged Georgeson Inc. on a limited basis to assist with matters related to the Annual Meeting, which may include the solicitation of proxies, for a $3,000 services fee and the reimbursement of customary disbursements.

PROPOSAL ONE

ELECTION OF DIRECTORS

Terms of Directors

We have a classified Board of Directors, with two Class I directors, two Class II directors, and two Class III directors serving staggered three-year terms. In addition, one director is elected by the holders of our Series A on an annual basis (the “Series A director”), at their discretion, pursuant to the Certificate of Designations for the Series A Convertible Preferred Stock and the agreements related to the Company’s 2009 private placement of the Series A. However, the Series A director is not a member of a class of directors on our Board of Directors.

Director Qualifications

Our Corporate Governance and Nominating Committee is charged with identifying and evaluating individuals qualified to serve as members of the Board of Directors and recommending to the full Board of Directors nominees for election as directors. We seek directors with established professional reputations and experience in areas relevant to the strategy and operations of the Company. Although our Board has staggered terms, we seek a Board that collectively has a diversity of skills and experience in areas that are relevant to our business and activities, including operations, finance, marketing and sales. Set forth in the table that follows this section is information as of the date of this proxy statement about each nominee and each director that will continue in office. The information presented includes information each director has given us about his age, all the positions he holds, his principal occupation and business experience for at least the past five years and the names of other publicly-held companies of which he currently serves as a director or has served as a director during at least the past five years and the experiences, qualifications, attributes or that caused our Corporate Governance and Nominating Committee to determine the person should serve as a director of the Company. In addition to information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen, analytical skill, the willingness to engage management and each other in a constructive and collaborative fashion and ability to exercise sound judgment. Finally we value their commitment to service on our Board and their significant experience on other company boards of directors and board committees. Each of the directors, other than Mr. Boyle, our chief executive officer, is also independent of the Company and management, as described under “Board Independence” below.

Election of Two Class II Directors

At the recommendation of our Corporate Governance and Nominating Committee, the Board of Directors has nominated Mr. Dennis Chookaszian and Mr. Noel J. Fenton for election by the stockholders as Class I directors. Messrs. Chookaszian and Fenton currently serve as Class II directors with terms of office expiring at the Annual Meeting. If elected, the two nominees will serve as directors until our 2014 annual meeting or until their successors are duly elected and qualified. If either of the nominees declines to serve, proxies may be voted for a substitute nominee. We are not aware of any reason that either of the nominees would be unable or unwilling to serve.

As long as a quorum is present, the two nominees for Class II directors receiving the highest number of votes “FOR” will be elected as the Class II directors.

The Board of Direcors recomments that you vote “FOR” the election of Dennis Chookaszian and Noel J. Fenton as Class II directors.

Election of Series A Director

The holders of the Series A will also elect the Series A director at the Annual Meeting. It is expected, but not required, that Mr. Farrell will be re-elected in such capacity.

NOMINEES AND CONTINUING DIRECTORS

Nominees for Election of a Three-Year Term Ending with the 2014 Annual Meeting

Dennis Chookaszian, 67, has served as our director since July 2006. He is currently Chairman of the Financial Accounting Standards Advisory Council (“FASAC”) which provides guidance to the FASB on accounting matters. He has served as an independent advisor and board member for various non-profit and for-profit organizations since February 2001. Prior to such time, Mr. Chookaszian was the chairman and chief executive officer of CNA Insurance Companies, a global insurance company. He is a director of publicly-held Allscripts Healthcare Solutions, Inc., a healthcare computer systems firm, Career Education Corp, a post secondary educational services provider, of the CME Group, Inc., a financial services company, and of Insweb, an Internet insurance provider. Mr. Chookaszian holds a B.S. in Chemical Engineering from Northwestern University, an M.B.A. from the University of Chicago and a M.Sc. from the London School of Economics. He is also a Certified Public Accountant and a Chartered Property Casualty Underwriter.

We believe Mr. Chookaszian’s qualifications to sit on our Board include his experience on nine other public company boards and 50 private company boards throughout his career and as chief executive officer of a major company and his expertise in accounting. We believe that Mr. Chookaszian’s significant financial and accounting expertise, along with his wide range of business experience as a chief executive officer, and his significant public company board expertise, give him the qualifications and skills to sit on our Board.

Noel J. Fenton, 72, co-founded Trinity Ventures in 1986, a venture capital firm of which he is a general partner, and has served as our director since 1998. He also serves as a director of SciQuest, Inc., a provider of eprocurement solutions, and of several private companies. Mr. Fenton holds a B.S. from Cornell University and an M.B.A. from the Stanford University Graduate School of Business. Prior to co-founding Trinity Ventures, he was a co-founder of three successful technology start-ups and CEO of two of them. Mr. Fenton is actively involved in the World’s Presidents’ Organization and is a past Chairman of the Northern California Chapter of the Young Presidents’ Organization and a past chairman of the American Electronic Association. Trinity Ventures made an initial investment in the Company’s predecessor in 1998, and Mr. Fenton joined the Board at that time.

We believe Mr. Fenton’s qualifications to sit on our Board include his previous operating experience as a CEO, his service on the board of directors of close to 30 companies in which his venture capital firm had invested and, as one of our early stage investors, his extensive knowledge of our Company and the online marketplace and real estate industries. Mr. Fenton has over 13 years of service as a director of our Company and also serves as our Lead Independent Director.

Directors Continuing in Office Until the 2012 Annual Meeting

Richard J. Boyle, Jr., 45, has served as our Chief Executive Officer and our director since July 2001, and Chairman of the Board of Directors since February 2006. Mr. Boyle also served as our President from July 2001 through January 2008. Prior to being named our President, Chief Executive Officer and a director, Mr. Boyle was Vice President of LoopNet in charge of product and technology development and operations from December 1999 to July 2001. Prior to joining LoopNet, Mr. Boyle was Senior Vice President of Products & Technology at Risk Management Solutions. Mr. Boyle holds a B.S. in Electrical Engineering from Stanford University.

As described below under “Board Leadership Structure,” we believe our Chief Executive Officer should be a member of our Board and in fact our Chairman.

Scott Ingraham, 57, has served as our director since July 2006. Mr. Ingraham is presently the co-founder and Principal of Zuma Capital, Inc., a private investment firm. He co-founded and served as the Chief Executive Officer and Chairman of Rent.com, an Internet residential real estate listing site, from 1999 until its acquisition by eBay in February 2005. Prior to founding Rent.com, Mr. Ingraham was the CEO, president and co-founder of Oasis Residential, a NYSE-traded apartment REIT which merged into Camden Property Trust in 1998. Mr. Ingraham is on the Board of Trust Managers of Camden Property Trust, a real estate investment trust focused on the development and ownership of apartment properties. Mr. Ingraham also serves as a director of Kilroy Realty Corporation, a publicly-held real estate investment trust focused on the development and ownership of office and industrial properties. Mr. Ingraham graduated from the University of Texas at Austin with a BBA in Finance.

We believe Mr. Ingraham’s qualifications to sit on our Board include his substantial financial and business expertise as the chief executive officer of several companies in the real estate industry and his significant board experience serving on boards of other public companies.

Directors Continuing in Office Until the 2013 Annual Meeting

William Byrnes, 60, has been a private investor since January 2001 and has served as our director since July 2006. In September 2006 he founded, and is the Managing Member of, Wolverine Partners LLC, which operates MutualDecision.com, a mutual fund information website, Mr. Byrnes was a co-founder, and served as chairman, of Pulpfree, d/b/a/ BuzzMetrics, a consumer-generated media research and marketing firm, from June 1999 until September 2005. Mr. Byrnes is a member of the board of directors of publicly-held CapitalSource Inc., a commercial lender operating principally through its subsidiary CapitalSource Bank. He is also a member of the board of trustees of publicly-held Washington REIT, an equity real estate investment trust. During the past five years he has also served as a director of Sizeler Property Investors, a real estate trust owning retail and multi-family properties, and La Quinta Corporation, a lodging company. Prior to such time, Mr. Byrnes spent 17 years at Alex. Brown & Sons, most recently as a managing director and head of the investment banking financial services group. He holds a B.S.B.A. from Georgetown University, an M.B.A. from the University of Michigan and a J.D. from Georgetown University Law Center. Mr. Byrnes is also a Chartered Financial Analyst.

We believe Mr. Byrnes’s qualifications to sit on our Board include his previous investment banking experience, his experience in the real estate, financial and commercial lending industries, his prior operating experience as a founder and officer of three companies and his service on the boards of directors of several other public and private companies.

Thomas E. Unterman, 66, is the Founding Partner of Rustic Canyon Partners, a sponsor of venture capital funds. He has served as our director since January 2001. From 1992 to 1999, he served in several executive positions at The Times Mirror Company, most recently as Executive Vice President and Chief Financial Officer. He also serves as a director of several private companies and community organizations. Mr. Unterman holds a B.A. from Princeton University and a J.D. from the University of Chicago.

We believe Mr. Unterman’s qualifications to sit on our Board include his substantial legal and business expertise, including his previous operating experience as a chief financial officer, his experience as a corporate lawyer, his service on the board of directors of other companies in his which venture capital and investment funds have invested and his extensive knowledge of us he has gained from his firm’s early stage investment in the Company and his over ten years of service as a director of our Company.

Series A Director

James T. Farrell is a Managing Partner at Calera Capital, a private equity firm. He has served as our Series A director since April 2009 and was appointed to the Board in connection with the Company’s 2009 private placement of the Series A in which entities affiliated with Calera Capital were the lead investors. Mr. Farrell has served in various capacities with Calera Capital and its predecessor, Fremont Partners, since 1991. Mr. Farrell also serves as Chairman of the board of directors of Modular Space Corporation, a privately-held lessor of modular assets, and as a director of Rock-It Cargo, a privately-held specialty logistics company. He was previously a director of Kinetic Concepts, Inc., a publicly-held international healthcare services and medical devices company, of Coldwell Banker Corporation, a nationwide residential real estate services company and of Tapco International Corporation, a specialty building products company. Mr. Farrell holds an A.B. from Princeton University and an M.B.A. from Harvard Business School. Mr. Farrell is the Series A director, elected by the Series A investors.

We believe that Mr. Farrell’s significant financial and investing expertise as a private equity investor, along with his private and public company board expertise in the real estate industry, give him the qualifications and skills to sit on our Board.

CORPORATE GOVERNANCE

Board Meetings

The Board of Directors held seven meetings during 2010. Each director attended 90% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of committees of the Board of Directors on which such member served, during the period of such member’s service at LoopNet. The Board of Directors encourages all directors to attend annual meetings of the stockholders of LoopNet. All of our current directors attended the 2010 Annual Meeting. The Board of Directors holds regularly scheduled executive sessions with only non-employee directors present. Such meetings generally occur on at least a quarterly basis.

Board Leadership Structure

Our Board of Directors believes that Mr. Boyle’s service as both chairman of the Board of Directors and Chief Executive Officer is in our best interests and in the best interests of our stockholders. Mr. Boyle possesses extensive and in-depth knowledge of our business, and the specific issues, opportunities and challenges that we face. As a result, he is best positioned to develop agendas that ensure that our Board of Directors’ time and attention are focused on the most critical matters facing the Company. Further, as Chairman and Chief Executive Officer, Mr. Boyle provides us with a single voice to present a clear and consistent message and strategy to our stockholders, employees and customers. Each of our directors other than Mr. Boyle is independent and the Board believes that the independent directors provide effective oversight of management.

Although our Board of Directors believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in our current circumstances, our corporate governance guidelines and bylaws do not establish this approach as a policy, but as a matter for consideration and determination by our Board of Directors. Our corporate governance guidelines and bylaws provide that if our Chairman also serves as Chief Executive Officer, or is not otherwise an independent director, the Board of Directors will designate an independent director to act as lead independent director. The lead independent director is responsible for coordinating the activities of the independent directors and has the authority to call meetings of the independent directors. His specific responsibilities include (i) consulting with the Chairman on an appropriate schedule of Board meetings; (ii) providing the Chairman with input on Board meeting agendas; (iii) consulting with the Chairman on the flow of information from management to the directors; (iv) consulting with the Chairman on retention of any consultants who report directly to the Board; (v) coordinating and moderating the executive sessions of the Board’s independent directors; (vi) serving as the principal liaison between our independent directors and our Chairman and Chief Executive Officer; and (vii) being available to consult with major stockholders as applicable. Our Board of Directors has designated Noel Fenton as our lead independent director. As a partner of Trinity Ventures, one of our earliest investors, Mr. Fenton has historically taken an active leadership role on our Board of Directors and has gained extensive knowledge our business and history.

Board Committees

The Board of Directors has three standing Committees: (1) the Audit Committee, (2) the Compensation Committee and (3) the Corporate Governance and Nominating Committee. The membership and a summary of the functions of each committee are described below. Each of the committees has a written charter that sets forth the committee’s duties in more detail. These charters are available on our website at www.loopnet.com under “About Us / Investor Relations / Corporate Governance.” The Company’s web site address provided above is not intended to function as a hyperlink, and the information on the Company’s web site is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Audit Committee

Our Audit Committee oversees the accounting and financial reporting processes of the Company and audits of its financial statements and the effectiveness of the Company’s internal control over financial reporting. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, and (3) the compliance by the Company with legal and regulatory requirements. Our management has primary responsibility for the financial statements and reporting process, including systems of internal controls. Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

Our Audit Committee discusses with our independent auditor the planning and staffing for its audits. Our Audit Committee meets with the independent auditors, with and without management present, to discuss the results of its examinations, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and any issues as to the adequacy of our internal controls. In addition to reviewing the annual audited financial statements, the Audit Committee reviews and discusses the interim financial statements with management and the independent auditor. The Audit Committee is also charged with establishing procedures for complaints received regarding accounting, internal accounting controls or auditing matters, oversees compliance with our Code of Business Conduct and Ethics, and approves all related party transactions. As described above, the Audit Committee oversees, on behalf of the Board, our principal risk exposures and our mitigation efforts. In doing so, it is charged with discussing with management these risk exposures and the steps management has taken to monitor and control such exposures, include our risk assessment and risk management policies.

During 2010, our Audit Committee met nine times. Our Audit Committee currently consists of Mr. Byrnes, as Chairman, Mr. Chookaszian and Mr. Ingraham. Our Board has determined that each of the members of our Audit Committee qualifies as independent under the Nasdaq standards and the Exchange Act. Our Board has also determined that Messrs. Byrnes, Chookaszian and Ingraham are each “audit committee financial experts” as such term is defined by the Securities and Exchange Commission.

Compensation Committee

Our Compensation Committee reviews, discusses with the full Board, and establishes the amount and form of compensation paid to the Company’s executive officers, including the Chief Executive Officer. The Compensation Committee is also responsible for reviewing our compensation practices and policies to assess their adequacy in promoting our long-term interests and those of our stockholders and to assess whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us. The Compensation Committee is further charged with receiving periodic reports on the Company’s general compensation policies and practices as they affect all non-officer employees and has the authority to administer plans and arrangements established (or to delegate its authority on such matters with regard to non-officer employees to officers and other appropriate Company supervisory personnel). In addition, the Compensation Committee administers our equity compensation plans and has the authority to make the awards under those plans. The Compensation Committee may delegate its authority to a subcommittee of the Compensation Committee. Additionally, within certain limitations, the Compensation Committee may delegate to one or more officers of the Company the authority to grant stock options and other stock awards to employees of the Company.

During 2010, our Compensation Committee met seven times. Our Compensation Committee currently consists of Mr. Unterman, as Chairman, Mr. Farrell and Mr. Fenton. The Board has determined that each of the members of our Compensation Committee qualifies as independent under the Nasdaq standards. Each also satisfies the requirements to be a “non-employee director” under the Exchange Act and an “outside director” for purposes of Section 162(m) under the Internal Revenue Code.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee assists the Board by identifying prospective director nominees, developing and recommending to the Board governance principles applicable to the Company, providing oversight with respect to corporate governance and overseeing the periodic evaluations of the Board.

During 2010, our Corporate Governance and Nominating Committee met two times. Our Corporate Governance and Nominating Committee currently consists of Mr. Fenton, as Chairman, Mr. Chookaszian and Mr. Farrell. Our Board has determined that each of the members of our Corporate Governance and Nominating Committee qualifies as independent under the Nasdaq standards.

Board Independence

Our Board of Directors has adopted standards concerning director independence which meet the published listing requirements of the Nasdaq Stock Market and, with respect to the Audit Committee, the rules promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). The Nasdaq requirements have objective tests and a subjective test for determining who is an “independent director.” Under the objective tests, a director cannot be considered independent if he or she:

•	is an employee of the company; or

•	is a partner in, or an executive officer of, an entity to which a company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year.

The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.

In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established under the Exchange Act providing that to qualify as “independent” for the purposes of membership on that committee, members of audit committees may not accept directly or indirectly any consulting, advisory or other compensatory fee from the company other than their director compensation.

The Company’s officers, Corporate Governance and Nominating Committee and Board of Directors, along with its outside legal counsel, are involved in the process for determining the independence of acting directors and director nominees. The Company solicits relevant information from directors and director nominees via a questionnaire, which covers material relationships, compensatory arrangements, employment and any affiliation with the Company, and which the directors complete and return. In addition to reviewing information provided in the questionnaire, the executive officers and directors are asked on an annual basis regarding their awareness of any existing or currently proposed transactions, arrangements or understandings involving the Company in which any director or director nominee has or will have a direct or indirect material interest. The Company and its outside legal counsel share their findings with the Corporate Governance and Nominating Committee and the Board of Directors and any information regarding the director or director nominee that suggest that such individual is not independent. The Board of Directors discusses any relevant issues, including consideration of any transactions, relationships or arrangements required to be disclosed under Item 404(a) of Regulation S-K, as well as any transactions, relationships, arrangements or other business relationships not required to be disclosed under Item 404(a) of Regulation S-K, prior to making a determination with respect to the independence of each director.

Based on the review described above, the Board of Directors affirmatively determined that:

•	All of the non-management directors of the Company, which represent a majority of the directors, are independent under the Nasdaq standard. The independent directors are: William Byrnes, Thomas E. Unterman, Noel J. Fenton, Dennis Chookaszian, Scott Ingraham, and James T. Farrell.

•	Richard J. Boyle, Jr. is not independent by virtue of his position as Chief Executive Officer of the Company.

•	All members of the Audit, Compensation and Corporate Governance and Nominating Committees qualify as independent under the applicable requirements, including in the case of Audit Committee members, the additional requirements included in the Exchange Act rules.

There were no transactions, relationships or arrangements not disclosed as related person transactions that were considered by the Board of Directors in determining that the applicable independence standards were met by each of the directors.

Compensation Committee Interlocks and Insider Participation

Messrs. Unterman, Farrell and Fenton served as members of the Compensation Committee during fiscal 2010. They have no relationship with the Company other than as directors and stockholders. During fiscal 2010, no executive officers of the Company served as a director, or as a member of any compensation committee, of any other entity that had an executive officer that served on the Board of Directors or Compensation Committee of the Company.

Director Nominations

We have no stated minimum criteria for director nominees. The Corporate Governance and Nominating Committee does, however, seek nomination and appointment of candidates with excellent decision-making ability, business experience, relevant expertise, industry experience, personal integrity and reputation. It is charged with reviewing with the Board on an annual basis, the independence, specific experience, qualifications, attributes and skills of Board members and the skills and characteristics of the Board as a whole in determining whether to recommend incumbent directors in the class subject to election for re-election. This review includes considerations of the diversity of the members’ skills and experience in areas that are relevant to the Company’s business and activities, including operations, finance, marketing and sales, in the context of the needs of the Board. The Corporate Governance and Nominating Committee may also consider other factors such as issues of character, judgment, independence, age, length of service and other commitments. The Corporate Governance and Nominating Committee believes it appropriate that at least one member of the Board of Directors meet the criteria for an audit committee financial expert as such term is defined by the Securities and Exchange Commission, and that a majority of the members of the Board of Directors qualify as independent directors under the Nasdaq standards. As described above, the Corporate Governance and Nominating Committee also believes it may be appropriate for certain members of our management, in particular the Chief Executive Officer, to participate as a member of the Board of Directors.

Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of such class of directors does not wish to continue in service or if the Corporate Governance and Nominating Committee or the Board of Directors decides not to re-nominate a member of such class of directors for re-election, the Corporate Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above, and may recommend a reduction in the size of the Board until a new nominee is identified. Members of the Corporate Governance and Nominating Committee and the Board of Directors are polled for suggestions as to individuals meeting the criteria for nomination. Research may also be performed to identify qualified individuals. This committee may, in its discretion, engage third party search firms to identify and assist in recruiting potential nominees to the Board of Directors. Candidates may also come to the attention of the Corporate Governance and Nominating Committee through management, stockholders or other persons.

The Corporate Governance and Nominating Committee will evaluate any director candidates recommended by our stockholders in the same manner as it reviews all other recommendations.

Communications with Directors

Stockholders may contact our Board of Directors, any Committee thereof, or any director in particular, by writing to them, c/o LoopNet, Inc., 185 Berry Street, Suite 4000, San Francisco, CA 94107, Attn: Secretary. We will forward any correspondence sent in the foregoing manner to the appropriate addressee without review by management. Unaddressed comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to the Chair of the Audit Committee. Unaddressed comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Chair of the Corporate Governance and Nominating Committee.

The Board’s Role in Risk Oversight

The Board’s role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chair of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, as previously described, the Audit Committee is charged with mitigation efforts regarding risks and discussing with management the steps it has taken to monitor and control exposures, including our risk assessment and risk management policies. As part of its charter, the Compensation Committee is charged with reviewing the Company’s compensation policies and practices to assess their adequacy in promoting the long-term interests of the Company and its stockholders and to further assess whether such compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation of Directors

We award our non-employee directors an option to purchase 25,200 shares of our common stock upon first becoming a director and an option to purchase 10,500 shares of our common stock annually thereafter. In 2010, non-employee directors also received an annual cash retainer of $20,000 for serving on the Board of Directors, an additional annual cash retainer of $10,000 for serving as the chair of our Audit Committee and $5,000 for serving as the chair of each of our Compensation and Corporate Governance and Nominating committees. Non-employee directors also are entitled to meeting fees ranging from $500 to $2,000 for Board and committee meetings depending on the day held and whether they are in person or telephonic meetings. Directors who are employees of LoopNet, such as Mr. Boyle, do not receive any additional compensation for their services as directors. Mr. Boyle’s compensation is included in the Summary Compensation Table rather than the Director Compensation Table below.

The following table provides compensation information for our non-employee directors for 2010:

	Fees Earned or Paid	Option Awards	Total
Name	In Cash ($)	($)(1)(2)	($)

William Byrnes	44,500	46,841	91,341
Dennis Chookaszian	35,000	46,841	81,841
James T. Farrell	35,000	46,841	81,841
Noel Fenton	40,000	46,841	86,841
Scott Ingraham	34,500	46,841	81,341
Thomas E. Unterman	39,000	46,841	85,841

(1)	These amounts reflect the grant date fair value of each option award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Information regarding the valuation assumptions used in the calculation of this amount are described in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2010 contained in the Company’s 2010 Annual Report on Form 10-K.

(2)	Each of our non-employee directors received an annual stock option grant to purchase 10,500 shares of our common stock in May 2010. Each option has an exercise price of $10.72 per share which was equal to the closing price on the date of grant and the option becomes exercisable as to 100% of the shares subject to the award on the earlier of (i) the one year anniversary of the date of the grant of the award and (ii) the date immediately preceding the date of the Annual Meeting of the Company’s stockholders for the year following the year of grant for the award, subject to the non-employee director’s continued service to the Company through the vesting date. Pursuant to an agreement between Mr. Farrell and Calera Capital Advisors, L.P., Mr. Farrell has ceded all beneficial ownership over options granted to him to Calera Capital Advisors, L.P., except to the extent of his pecuniary interest in Calera Capital Advisors, L.P., an entity in which he is a partner. Our non-employee directors held options to purchase the following number of shares of common stock as of December 31, 2010: William Byrnes — 67,200 shares; Dennis Chookaszian — 67,200 shares; James T. Farrell (held in the name of Calera Capital Advisors, L.P. — 35,700 shares; Noel Fenton (held in the name of TVL Management Corporation) — 42,000 shares; Scott Ingraham — 67,200 shares; and Thomas E. Unterman — 42,000 shares.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under an amendment to the Exchange Act recently adopted by Congress as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), stockholders are able to vote to approve, on an advisory (non-binding) basis no less frequently than once every three years, the compensation of the named executive officers (an “Advisory Vote on Compensation”). As described more fully in the “Executive Compensation” section of this Proxy Statement, including the “Compensation Discussion and Analysis” and the related tables and narrative that follow, we design our executive compensation program to reward, retain and, in the case of new hires, attract executives in order to support our business strategy, achieve our short and long-term goals, and provide continued success for our customers, stockholders, and employees. At the core of our executive compensation program is our pay-for-performance philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals. We believe our compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles.

We urge you to read the “Compensation Discussion and Analysis” section of this Proxy Statement and the tables and narrative that follow for details on the Company’s executive compensation, including the 2010 compensation of our named executive officers. Highlights of our executive compensation programs include the following:

Highlights of our executive compensation program for 2010 include the following:

•	Base salaries of our executive officers for the fiscal year 2010 remained frozen at their 2008 levels, except for those promoted to executive officer in September 2010, who received modest base salary increases associated with their promotion;

•	Annual cash bonuses were somewhat higher than in prior years and the focus of such bonuses was on progress towards achieving long-term corporate objectives as well as individual performance criteria; and

•	Performance-based equity awards were made in 2010 to the executive officers (and such awards are intended to replace the annual equity grants that would typically be made in 2011, 2012 and 2013), and such awards have a single vesting metric of a stretch Adjusted EBITDA goal to be achieved in the next seven years; accordingly no equity grants have been made to our executive officers in 2011.

The Compensation Committee believes the compensation program for the named executive officers has been instrumental in helping the Company achieve its long term strategic objectives in the challenging macroeconomic environment.

The Compensation Committee discharges many of the Board’s responsibilities related to executive compensation and continuously strives to align our compensation policies with our performance. The Compensation Committee will continue to analyze our executive compensation policies and practices and adjust them as appropriate to reflect our performance and competitive needs.

Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and other related tables and disclosure.

The opportunity to vote on Proposal Two is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on Proposal Two is not binding upon us. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under an additional amendment to the Exchange Act recently adopted by Congress as part of the Dodd-Frank Act, stockholders are also able to indicate how frequently they believe an Advisory Vote on Executive Compensation, such as we have included in Proposal Two, should occur. By voting on this Proposal Three, you may indicate whether you would prefer that we hold an Advisory Vote on Executive Compensation every one, two or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company at this time and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that stockholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business plans for the corresponding period. In particular, the Board took into account that the total annual cash compensation has remained fairly constant over the prior three years and the change in long-term equity awards in 2010, including the addition of performance based equity awards that are intended to be in lieu of annual evergreen awards for the next three years, indicates that overall compensation is not expected to change significantly for the next three years. An advisory vote occurring once every three years will permit our stockholders to express their views on the current philosophy and structure and evaluate the impact of these compensation programs over the next three year period.

The Company believes that it has effective compensation practices, as described in more detail elsewhere in this Proxy Statement. The Board believes that providing our stockholders with an Advisory Vote on Executive Compensation every three years (a “triennial vote”) will encourage a long-term approach to evaluating our executive compensation policies and practices, consistent with the Compensation Committee’s long-term philosophy on executive compensation. In contrast, focusing on executive compensation over an annual or biennial period would focus on short-term results rather than long-term value creation, which is inconsistent with our compensation philosophy, and could be detrimental to the Company, its employees and its financial results.

For the above reasons, the Board recommends that you vote to hold an Advisory Vote on Executive Compensation every three years. Your vote, however, is not to approve or disapprove the Board’s recommendation. When voting on this Proposal Three, you have four choices: you may elect that we hold an Advisory Vote on Executive Compensation every year, every two years or every three years, or you may abstain from voting. The number of years that receives the highest number of votes will be the frequency that stockholders approve. The opportunity to vote on Proposal Three is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on Proposal Three is not binding upon us, and the Compensation Committee and the Board may decide that it is in the best interests of our stockholders and our Company to hold an Advisory Vote on Executive Compensation more or less frequently than the option approved by our stockholders. However, the Compensation Committee and the Board will consider the outcome of the vote when making future decisions on executive compensation.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL FOUR
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of the Accounting Firm

Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2011, and we are asking our stockholders to ratify this appointment. Ernst & Young LLP has served as our independent registered public accounting firm since 2001. Our Audit Committee annually reviews the qualifications and independence of the independent registered public accounting firm, including reviewing all relations between the independent registered public accounting form and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm. If stockholders fail to ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection. If the selection of Ernst & Young LLP is approved, the Audit Committee, in its discretion, may still direct the appointment of a different independent auditing firm at any time and without stockholder approval if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

We expect that a representative of Ernst & Young LLP will be present at the Annual Meeting and that representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approved the services of Ernst & Young with respect to the Company’s financial statements and other quarterly reviews and related Securities and Exchange Commission (“SEC”) compliance services for 2010. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent auditors and associated fees up to a maximum of $50,000, provided that the Chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

Principal Accountant Fees and Services

The approximate fees billed to us by Ernst & Young LLP for services rendered with respect to fiscal years 2009 and 2010 were as follows:

	2009	2010

Audit Fees(1)	$371,906	$390,545
Audit-Related Fees(2)	—	—
Tax Fees(3)	14,500	15,000
All Other Fees(4)	—	—

Total	$386,406	$405,545

(1)	Consist of fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting standards and various accounting matters. Ernst & Young LLP performed no such services for the Company in 2009 or 2010.

(3)	Consist of fees for professional services provided with respect to tax compliance, tax advice and tax planning.

(4)	Consist of fees for products and services other than the services reported above. Ernst & Young LLP performed no such services for the Company in 2009 or 2010.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, our independent auditor’s qualifications and independence, the performance of our independent auditor and our compliance with legal and regulatory requirements. The Board, in its business judgment, has determined that all members of the Committee are “independent,” as required by applicable listing standards of the Nasdaq applicable to Audit Committee members.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor for the Company’s 2010 fiscal year, Ernst & Young LLP, was responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

In performing its oversight role, the Audit Committee has, among other things covered in its charter, reviewed and discussed the audited financial statements with management and the independent auditor. The Audit Committee has also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independent, and discussed with the independent auditor the independent auditor’s independence.

Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations, efforts and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact “independent.”

AUDIT COMMITTEE
William Byrnes (Chairman)
Scott Ingraham
Dennis Chookaszian

The “Report of the Audit Committee” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of the Company’s common stock as of March 21, 2011 or any indicated earlier date for information based on filings with the SEC by (a) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the common stock, (b) each director and nominee for director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other executive officer named in the Summary Compensation Table appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information.

	Amount and
	Nature of	Percent of
	Beneficial	Class
Name and Address of Beneficial Owner(1)	Ownership (#)	(%)(2)

5% Stockholders:
Calera Capital Management IV, Inc.(3)	5,208,332	13.8
Calera Capital Investors IV, L.P.(3)
Saints Rustic Canyon, L.P.(4)	3,602,616	11.0
Saints Rustic Canyon, LLC(4)
Wasatch Advisors, Inc.(5)	3,605,877	7.8
SMALLCAP World Fund, Inc.(6)	2,214,640	6.9
Century Capital Management(7)	1,826,293	5.7
Wells Fargo and Company(8)	1,700,879	5.3
Directors and Executive Officers:
Richard J. Boyle, Jr.(9)	1,558,917	4.7
Thomas P. Byrne(10)	961,847	2.9
Brent Stumme(11)	513,450	1.6
Frederick G. Saint(12)	226,956	*
Bryan D. Smith(13)	195,134	*
William Byrnes(14)	82,200	*
Dennis Chookaszian(15)	67,200	*
James T. Farrell(16)	5,235,632	13.9
Noel Fenton(17)	1,567,523	4.6
Scott Ingraham(18)	76,000	*
Thomas E. Unterman(19)	4,016,639	12.1
All directors and executive officers as a group (14 persons)	15,930,927	37.3

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o 185 Berry Street, Suite 4000, San Francisco, CA 94107.

(2)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after March 21, 2011. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown. Unless otherwise noted, none of the shares shown as beneficially owned on this table are subject to pledge. Pursuant to the rules and regulations of the SEC, any securities not outstanding which are subject to options, warrants, rights or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. The following table assumes that the shares of Series A owned by each of Calera Capital Management IV, Inc. and its affiliates (“Calera”) and Saints Rustic Canyon, LLC and its affiliates (“Rustic Canyon”) have been converted into shares of common stock for purposes of calculating beneficial ownership.

(3)	Based on a Schedule 13D filed with the SEC on April 24, 2009; all such shares represent shares of common stock issuable on conversion of Series A beneficially owned by these entities. Each of Calera Capital Management IV, Inc. and Calera Capital Investors IV, L.P. has shared voting and dispositive power with respect to all of the shares. According to the Schedule 13D, Calera Capital Partners IV, L.P. beneficially owns and shares voting and dispositive power with respect to 5,029,166 shares and Calera Capital Partners IV Side-by-Side, L.P. beneficially owns and shares voting and dispositive power with respect to 179,166 shares. The address of each entity is c/o Calera Capital, 580 California Street, Suite 2200, San Francisco, CA 94104.

(4)	Based on an amendment to a Schedule 13G filed with the SEC on April 16, 2009; consists of 3,230,593 shares of common stock and 372,023 shares of common stock issuable upon conversion of Series A beneficially owned by these entities. Each of Saints Rustic Canyon, L.P. and Saints Rustic Canyon, LLC has shared voting and dispositive power with respect to all of the shares. The address of each entity is 475 Sansome Street, Suite 1850, San Francisco, CA 94111.

(5)	Based on a Schedule 13G filed with the SEC on March 10, 2011. According to the Schedule 13G, Wasatch Advisors, Inc. has sole voting and dispositive power with respect to all of the shares. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(6)	Based on an amended to a Schedule 13G filed with the SEC on February 14, 2011. According to the Schedule 13G SMALLCAP World Fund, Inc. has sole voting power with respect to all of the shares. The address of SMALLCAP World Fund, Inc. is 333 South Hope Street, Los Angeles, CA 90071.

(7)	Based on a Schedule 13G filed with the SEC on February 9, 2011. According to the Schedule 13G, Century Capital Management LLC has sole voting power with respect to 709,243 shares and has sole dispositive power with respect to all 1,826,293 shares. The address of Century Capital Management LLC is 100 Federal Street, 29th Floor, Boston, MA 02110.

(8)	Based on a Schedule 13G filed with the SEC on January 25, 2011. According to the Schedule 13G, Wells Fargo and Company has sole voting power with respect to 1,327,700 shares, sole dispositive power with respect to 1,659,537 shares and share dispositive power with respect to 16,203 shares. The address of Wells Fargo and Company is 420 Montgomery Street, San Francisco CA 94104.

(9)	Includes (i) 738,324 shares held by a trust of which Richard J. Boyle, Jr. is a trustee and as to which he shares voting and dispositive power, (ii) 169,970 shares held directly by Richard J. Boyle, Jr., and (iii) 650,623 shares issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2011.

(10)	Includes (i) 309,790 shares held directly by Thomas P. Byrne and (ii) 652,057 shares issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2011.

(11)	Includes (i) 47,204 shares held directly by Brent Stumme, (ii) 173,124 shares held by a trust of which Brent Stumme is a trustee and as to which he shares voting and dispositive power, and (iii) 293,122 shares issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2011.

(12)	Includes (i) 86,282 shares held directly by Frederick G. Saint and (ii) 140,674 shares issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2011.

(13)	Includes (i) 71,991 shares held directly by Bryan D. Smith and (ii) 123,143 shares issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2011.

(14)	Includes (i) 15,000 shares directly owned by Mr. Byrnes and (ii) 67,200 shares issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2011.

(15)	Consists of 67,200 shares issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2011.

(16)	Consists of (i) the 5,208,332 shares beneficially owned by Calera and (ii) 27,300 shares issuable on exercise of options that are exercisable within 60 days of March 21, 2011. Mr. Farrell is a Managing Partner at Calera Capital. Pursuant to an agreement between Mr. Farrell and Calera Capital Advisors, L.P., Mr. Farrell has ceded all beneficial ownership over these options to Calera Capital Advisors, L.P. and has disclaimed beneficial ownership over the options owned by Calera Capital Advisors, L.P. and the shares owned by Calera except to the extent of his pecuniary interest as a partner in Calera Capital. Mr. Farrell’s business address is c/o Calera Capital, 580 California Street, Suite 2200, San Francisco, CA 94104.

(17)	Includes (i) 30,000 shares owned by the Fenton Family Trust, of which Mr. Fenton is a trustee, (ii) 11,149 shares owned by the Fenton Family Foundation and (iii) 42,000 shares issuable upon exercise of options held in the name of Trinity Ventures that are exercisable within 60 days of March 21, 2011. In addition, entities affiliated with Trinity Ventures of which Mr. Fenton is co-founder and a general partner own (i) 1,446,577 shares of common stock issuable upon conversion of 9,721 shares of Series A held by Trinity Ventures IX, L.P., (ii) 16,220 shares of common stock issuable upon conversion of 109 shares of Series A held by Trinity IX Side-by-Side Fund, L.P. and (iii) 21,577 shares of common stock issuable upon conversion of 145 shares of Series A held by Trinity IX Entrepreneurs’ Fund). Mr. Fenton disclaims beneficial ownership of the shares held by Trinity Ventures and the Fenton Family Foundation, except to the extent of his pecuniary interest therein. Mr. Fenton’s business address is c/o Trinity Ventures, 3000 Sand Hill Road, Building 4, Suite 160, Menlo Park, CA 94025.

(18)	Includes (i) 5,200 shares directly owned by Mr. Ingraham, (ii) 3,600 shares owned by the Ingraham Family Trust of which Mr. Ingraham is a trustee and (iii) 67,200 shares that are issuable upon the exercise of options that are exercisable on or within 60 days of March 21, 2011.

(19)	Consists of (i) 42,000 shares issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2011, (ii) the 3,602,616 shares beneficially owned by Saints Rustic Canyon, L.P. and Saints Rustic Canyon, LLC and (iii) 372,023 shares of common stock issuable upon conversion of Series A beneficially owned by Rustic Canyon Ventures III, L.P. Mr. Unterman is a Managing Partner of Rustic Canyon Partners but disclaims beneficial ownership of the shares owned by Rustic Canyon, except to the extent of his pecuniary interest therein. Mr. Unterman’s business address is c/o Saints Rustic Canyon, L.P., 2425 Olympic Blvd., Suite 6050W, Santa Monica, CA 90404.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Compliance with Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions of LoopNet common stock and other equity securities with the SEC. Directors, executive officers and 10% or greater stockholders are required by SEC regulations to furnish us with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to us and the representations made by the reporting persons to us, we believe that during 2010 our directors, executive officers and 10% or greater stockholders complied with all filing requirements under Section 16(a) of the Exchange Act, except for a late Form 5 filing by Mr. Fenton related to his gift of shares in December 2010 from the Fenton Family Trust to the Fenton Family Foundation.

SIGNIFICANT RELATIONSHIPS AND TRANSACTIONS WITH DIRECTORS, OFFICERS OR
PRINCIPAL STOCKHOLDERS

Related Party Transaction Policies

Pursuant to our code of business conduct and ethics and its charter, our Audit Committee must review and approve any transaction that the Company proposes to enter into that would be required to be disclosed under Item 404(a) of Regulation S-K. Item 404(a) of Regulation S-K requires the company to disclose in its proxy statement any transaction involving more than $120,000 in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons. There were no such transactions in 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our Compensation Committee is responsible for overseeing our executive compensation philosophy and administering our executive compensation program. This includes specific compensation determinations for all of our executive officers. Since we became a public company in 2006, our executive officer group has consisted of five individuals who currently hold the following positions:

•	Richard J. Boyle Jr., Chief Executive Officer and Chairman of the Board of Directors;

•	Thomas P. Byrne, President and Chief Operating Officer;

•	Brent Stumme, Chief Financial Officer and Senior Vice President, Finance and Administration;

•	Jason Greenman, Chief Strategy Officer and Senior Vice President, Corporate Development; and

•	Wayne Warthen, Chief Technology Officer and Senior Vice President, Information Technology.

In September 2010, we expanded our senior management team by promoting the following individuals to the senior vice president and executive officer level:

•	Michael J. Handelsman, Senior Vice President, Group General Manager, Marketplace Verticals;

•	Frederick G. Saint, Senior Vice President, Products and Business Development; and

•	Bryan D. Smith, Senior Vice President, Sales and Service and General Manager, Advertising.

As a result of these promotions, our “named executive officers” for the fiscal year 2010 as determined under the SEC’s compensation disclosure rules, has changed from prior fiscal years. The “Executive Compensation” section of this proxy statement presents the detailed compensation arrangements for our named executive officers for the fiscal year 2010: Mr. Boyle, Mr. Stumme, Mr. Byrne, Mr. Saint and Mr. Smith. This Compensation Discussion and Analysis first provides an executive summary of our executive compensation program, then discusses our compensation philosophy and objectives, our compensation-setting process, and the individual components of compensation that we provide to our named executive officers, including the specific details of our 2010 executive compensation program and how the Compensation Committee arrived at specific compensation decisions for these executive officers. This Compensation Discussion and Analysis should be read together with the Summary Compensation Table and the other tables and disclosures that follow it.

Executive Summary

In the fiscal year 2010, our Compensation Committee reviewed and refined our 2010 executive compensation program in light of our compensation philosophy and objectives and our business objectives. We believe that we made improvements to certain elements of our compensation program to retain our executive officers and to ensure that our executive officers interests are properly aligned with the interests of our stockholders.

Fiscal year 2010 continued to be a year of significant transition in the commercial real estate industry as a whole, with market conditions beginning to stabilize after the significant downturn which began in 2007. It was also a year of transition in our business, with the Company returning to modest revenue growth as industry conditions stabilized and we continued to increase the adoption of our existing services as well as expand the range of services we provide to our customers. To further capitalize on the shifting industry dynamics, we elected to focus on initiatives to increase the long-term value of the Company and therefore accelerated investments on a range of internal and external programs and services to compliment and extend our business. As a result we shifted our focus somewhat from shorter term financial metrics to longer term corporate objectives to increase stockholder value, and this was reflected in our executive compensation programs as well.

Highlights of our executive compensation program for the fiscal year 2010 include the following:

•	Base salaries of our executive officers for the fiscal year 2010 remained frozen at their 2008 levels, except for those promoted to executive officer in September 2010, who received modest base salary increases associated with their promotion;

•	Annual cash bonuses were somewhat higher than in prior years and the focus of such bonuses was on progress towards achieving long-term corporate objectives as well as individual performance criteria;

•	The 2010 annual equity awards for executive officers included a mix of stock options and restricted stock units; and

•	Performance-based equity awards were made in 2010 to the executive officers (and such awards are intended to replace the annual equity grants that would typically be made in 2011, 2012 and 2013), and such awards have a single vesting metric of a stretch Adjusted EBITDA goal which was chosen based on the Company’s potential financial performance if it were able to execute its long-term strategic plan; accordingly no equity grants have been made to our executive officers in 2011.

Our executive compensation program also includes the following compensation governance provisions:

•	All of our executive officers are “at will” employees and do not have an employment agreements or other arrangement for post-termination benefits and payments, other than with respect to a termination of employment in connection with a change in control (i.e. double trigger provision);

•	Our Compensation Committee is comprised solely of independent directors;

•	Our insider trading policy prohibits any speculative transactions involving our securities, including short sales, trading in exchange listed options or hedging transactions that insulate the person from the full risks and rewards of ownership of our securities; and

•	Our Compensation Committee conducts an annual review of our compensation programs and potential compensation-related risks, and has concluded that our compensation programs (including all cash bonus, equity incentive and commission plans at all levels) do not encourage unnecessary or excessive risks or pose a material risk to us.

Compensation Philosophy and Objectives

Our compensation policy for executive officers is grounded on the belief that our success in promoting our long-term interests and those of our stockholders depends on our ability to attract, motivate and retain talented executives to execute our business strategy. The core of our executive compensation philosophy remains to pay for performance. Within this overall philosophy, the Compensation Committee’s objectives continue to be:

•	To offer a competitive total compensation program that is flexible and allows us to adapt to changing industry conditions and takes into account the compensation practices of peer companies that are identified based on an objective set of criteria;

•	To provide annual cash incentive awards based on individual performance goals and corporate objectives that include both financial and non-financial objectives; and

•	To align the financial interests of our executive officers with those of our stockholders by providing long-term equity based incentives that include both time-based vesting and performance-based vesting criteria to encourage a culture of ownership in the Company.

Compensation Components

The compensation program for our executive officers, including our named executive officers, consists of three primary elements: base salary, an annual cash bonus opportunity and equity compensation. We also provide our named executive officers with certain benefits if they are involuntarily terminated in connection with a change in control of the Company, as well as benefits generally available to all employees, such as health care and 401(k) plan participation which is the same for all employees, including our named executive officers.

The primary component of our executive compensation program for the past several years has been equity. Historically, we provided equity solely in the form of stock options, but more recently, we have provided a combination of stock options and restricted stock units. We have emphasized the use of equity to incent our executive officers to focus on our long-term growth and, correspondingly, to create sustainable long-term value for our stockholders. We believe that equity compensation offers our executive officers a valuable long-term incentive that aligns their interests with the interests of our stockholders. This was particularly the case in 2010 with the one-time performance-based equity grants describe below tied to our long-term strategic plan. For the past three years, and excluding the 2010 performance-based equity awards described below, on average, long-term equity incentives represented approximately 66% of the total compensation earned by our named executive officers as a group. For 2010, and including the performance-based equity awards described below and assuming that the Adjusted EBITDA growth target was met, long-term equity officers for our named executive officers would represent approximately 85% of total compensation that could be earned by our named executive as a group if such performance metric was achieved.

We offer cash compensation to our executive officers, in the form of base salaries and annual cash incentive opportunities. Generally, we have structured our annual cash incentive plan opportunities to focus on achievement of or progress toward specific near-term financial objectives that will further our longer-term growth objectives. As a result of the recent economic downturn, particularly the depressed market conditions in the commercial real estate industry over the past few years, we did not increase the fixed component of annual cash compensation, the base salary, for our executive officers from 2008 through 2010, other than in connection with promotions. At the same time, we have increased the amount of equity awards, both on an absolute and relative basis, to both compensate for lack of growth in cash compensation and to better ensure our named executive officers are retained and their interests are properly aligned with the interests of the stockholders to create long-term stockholder value. We believe we have even further aligned the interests of our named executive officers and our stockholders by tying a significant portion of the equity awards granted to our named executive officers in 2010 to the achievement of a specific long-term performance objective, growth in our Adjusted EBITDA over the next several years. We believe this performance objective supports the efforts we made in the second half of 2009 and in 2010 to review our operations from a strategic viewpoint and develop a long-term strategic plan for growth.

Compensation-Setting Process

As part of its compensation review process, the Compensation Committee annually reviews and approves each element of compensation and the mix of compensation that comprises each named executive officer’s total compensation package. The Compensation Committee regularly consults with our full Board of Directors on its deliberations and actions.

In carrying out its responsibilities, the Compensation Committee works with our Chief Executive Officer. Our Chief Executive Officer assists the Compensation Committee by providing information on company and individual performance, market data, employee morale and management’s perspective of the state of our business. Typically, our Chief Executive Officer makes recommendations to the Compensation Committee for each element of compensation for the named executive officers (except with respect to his own compensation), and attends the Compensation Committee meetings (except with respect to discussions involving his own compensation). However, the Compensation Committee must approve each element of, and any changes to, the compensation of any of the executive officers.

The Compensation Committee generally considers a number of factors in establishing or revising each executive officer’s total compensation, including its understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities; the performance of the executive officer during the prior year towards achievement of individual and corporate goals; the roles and responsibilities of the executive officers; the individual experience and skills of, and expected contributions from, the executive officers; internal pay equity; and each executive officer’s historical compensation. Compensation Committee decisions in 2009 and 2010 also reflected the impact of the global financial crisis and resulting economic downturn and its impact on the commercial real estate industry, and a determination by management and the Board of Directors to contain operating expenses, while motivating the named executive officers in the face of challenging conditions.

The Compensation Committee is authorized to retain the services of compensation consultants and other advisors from time to time, as it sees fit, in connection with the establishment of cash and equity compensation plans and arrangements and related policies.

In the past, the Compensation Committee has retained the services of a compensation consultant to assist in formulating our executive compensation program. However, the Committee did not retain a compensation consultant in determining executive compensation for fiscal 2010. Instead, the Compensation Committee elected to have management work with outside executive compensation counsel to prepare an executive compensation survey and analysis based on a methodology and peer group similar to that of previous reports prepared by outside consultants, and utilized Equilar, Inc., a provider of executive compensation proxy data, to obtain the report data. The companies comprising the peer group were included on the basis of their similarity to us in strategy and business model (both marketplace models and the tools/information services aspect of our business) and revenues, net income, earnings per share, total assets, market capitalization, return on revenue, return on assets, return on equity and number of full time employees. For fiscal 2010, this peer group consisted of the following companies:

Ancestry.com Inc. Blue Nile, Inc. CoStar Group, Inc. DealerTrack Holdings, Inc. Dice Holdings, Inc. eHealth, Inc. Internet Brands, Inc.	J2 Global Communications, Inc. Liquidity Services, Inc. Move, Inc. OpenTable, Inc. TheKnot, Inc. ZipRealty, Inc.

The Compensation Committee viewed the peer group compensation data as a general guide for reviewing proposed 2010 executive compensation, particularly when considering, and then making, the performance-based equity awards in 2010. In particular, with respect to the base salary and annual cash bonus incentives, the Compensation Committee reviewed the proposed 2010 executive compensation in light of the average and median amounts paid by the peer group, as well as the 25th, 50th and 75th percentile of the peer group, but did not target any specific percentiles or ranges for any of the executive officers.

Elements of Executive Compensation

The following describes each component of our named executive officer compensation, the rationale for each component and how each component is determined.

Cash Compensation

The cash compensation of our named executive officers consists of base salary and an annual cash bonus opportunity determined by the Compensation Committee after discussion with the full Board of Directors. Cash compensation is paid to reward near term (annual) performance and to encourage executives to optimize current opportunities.

Base Salary

Base salary represents the fixed portion of our named executive officers’ compensation. Although base salary represents a modest proportion of the total compensation opportunity for our executive officers, it is still an important element in that it enables us to attract and retain highly qualified executive officers and key employees.

In general, our Compensation Committee reviews the base salaries of our executive officers, including our named executive officers, at the beginning of each year. In 2010, as a result of the ongoing economic downturn in general and the extremely challenging times for the commercial real estate industry in particular, the Compensation Committee determined to keep the base salaries of our then executive officer group at the 2008 level for the second year in a row. Two of our named executive officers for 2010 who were promoted to the senior vice president level in September 2010, received modest base salary increases in connection with their promotion and the resulting increased responsibilities and leadership role. This salary freeze in 2009 and 2010 reflected the determination of the Board of Directors and management to hold the line on operating expenses and was also intended to communicate to employees and stockholders management’s personal commitment to this effort and management’s desire to focus the Company on longer-term strategic objectives.

Annual Incentive Pay

Our compensation components also include the opportunity for an annual cash bonus opportunity based on a targeted percentage of base salary. All of our named executive officers were participants in our 2010 Cash Bonus Plan, which was adopted by the Compensation Committee in February 2010.

The 2010 Bonus Plan was administered by the Compensation Committee, which had full authority to select participants, set bonus amounts and fix performance targets. For 2010, the Compensation Committee set minimum and maximum bonus targets based on a percentage of each named executive officer’s base salary. Accordingly, the named executive officers were eligible for annual bonuses under the 2010 Bonus Plan at the following percentages of their respective base salaries, which were in line with our historical practices:

	Minimum Bonus	Maximum Bonus
Name	Percentage (%)	Percentage (%)

Richard J. Boyle, Jr.	30	80
Thomas P. Byrne	30	80
Brent Stumme	30	60
Frederick G. Saint	25	50
Bryan D. Smith	25	60

As a result of the disruption in the commercial real estate industry and in light of our focus on longer-term strategic objectives, the 2010 Bonus Plan was largely focused on the alignment with the long-term corporate objectives of the Company and those identified by management for 2010 which included both internal and external investments in new products and services. In determining the actual bonus amounts for the named executive officers under the 2010 Bonus Plan, the Compensation Committee considered certain corporate financial objectives such as revenue and Adjusted EBITDA results against the 2010 internal budget (both of which were met), progress towards strategic business objectives, as well as each participant’s individual performance and contribution to the Company in 2010. In particular, the Compensation Committee took into account the overall development of the Company in 2010, the initial execution on new product lines and services to drive organic growth and execution on acquisitions to complement existing lines of business. Viewing performance as a whole against the challenging economic environment, the Compensation Committee concluded that the Company had performed well in executing on the 2010 operating plan in difficult market conditions. Because of this performance and the individual contributions and achievements of the named executive officers towards achieving those goals, the Compensation Committee approved the bonus under the 2010 Bonus Plan set forth below for each named executive officer, each of which represents the percentage of each named executive’s base salary set forth below.

	Cash Incentive	Percentage of
Name	Amount ($)	Base Salary (%)

Richard J. Boyle, Jr.	220,000	63
Thomas P. Byrne	215,000	78
Brent Stumme	155,000	60
Frederick G. Saint	110,000	48
Bryan D. Smith	85,000	40

The 2010 bonus payments were $55,000 greater than the 2009 bonus payments for Mr. Boyle and Mr. Byrne and $15,000 greater than the 2009 bonus payment for Mr. Stumme. These increased bonus amounts were intended to partially offset the effect on real personal income of a three-year base salary freeze, as well as a reflection of the Company’s initial progress towards achieving its longer-term corporate objectives as well as the individual achievements of the officers in 2010. With respect to 2010 individual performance, the Compensation Committee took into account the following performance of each of our named executive officers:

•	Mr. Boyle’s overall leadership and direction of the Company in a difficult operation environment and the direction of the development of the five-year strategic plan to guide the business and long-term growth of the Company;

•	Mr. Byrne’s leadership role at the Company and the ongoing expansion of his role as President and Chief Operating Officer and his oversight for new products and services introduced in 2010, as well as his overall leadership and direction in the operations of the business on an ongoing basis;

•	Mr. Stumme’s ongoing achievements in managing expenses and measured allocation of resources in a time of uncertainty in the overall commercial real estate industry as well as his financial oversight of investments made by the Company in 2010 and his oversight of our financial planning, accounting and human resources functions;

•	Mr. Saint’s successful expansion and execution of his responsibilities since assuming the role of senior vice president and his role in product strategy and business development opportunities for the Company, in relation to both our existing products and services and new products under development; and

•	Mr. Smith’s successful expansion of his responsibilities since assuming the role of senior vice president and his oversight of sales and service as well as managerial responsibility for advertising.

Equity Compensation

As noted earlier, we use equity awards to enhance stockholder value by seeking to closely align the financial interests of our named executive officers with those of our stockholders. The Compensation Committee believes that when our executive officers’ compensation is primarily weighted towards equity-based compensation, our executive officers will have a continuing stake in our long-term success.

Each named executive officer is eligible to receive equity awards under our 2006 Equity Incentive Plan. Subject to the overall provisions of the 2006 Equity Incentive Plan, the Compensation Committee determines the form, terms and the number of shares subject to any equity award granted to a named executive officer and bases its determination on the executive officer’s position, past performance, anticipated future contributions and prior equity-based grants. Our equity awards currently consist of stock options and restricted stock units, although prior to 2009 we had exclusively utilized stock options for our executive officers. The Compensation Committee’s view is that stock options, when granted with exercise prices equal to the fair market value of our common stock on the grant date (as our grants have been), provide an appropriate long-term incentive for our named executive officers since they reward them only if they remain employed by us for a particular time period and only if the price of our common stock increases over that time period. The use of restricted stock units in conjunction with stock options gives us the flexibility to manage both medium and long- term retention of employees, while driving increases in the value of the our common stock by aligning employee and stockholder incentives.

In February 2010, the Compensation Committee considered the equity awards held by our named executive officers and its desire to drive executive officer performance through appropriate use of properly structured equity awards. As part of their review, the Compensation Committee evaluated the peer company equity data provided by Equilar, particularly with respect to the use of performance-based equity awards. The Compensation Committee also considered the fact that a significant portion of the outstanding stock options held by our named executive officers were fully vested and, despite the recovery in the price of our common stock, many of the exercise prices were higher than the market price of the underlying common stock. After extensive deliberations at successive Compensation Committee meetings, the Compensation Committee approved the following equity awards to Mr. Boyle, Mr. Byrne and Mr. Stumme in February 2010 and to Mr. Saint and Mr. Smith in September 2010 (in connection with their promotion to senior vice president):

		2010 Restricted	2010 Performance	2010 Performance
	2010 Stock	Stock Unit	Stock Option	Restricted Stock
Name	Option Grant	Grant	Grant	Unit Grant

Richard J. Boyle, Jr.	95,000	40,000	285,000	120,000
Thomas P. Byrne	85,000	40,000	255,000	120,000
Brent Stumme	50,000	25,000	150,000	75,000
Frederick G. Saint	12,500	25,000	150,000	75,000
Bryan D. Smith	25,000	35,000	150,000	75,000

The 2010 equity awards set forth above had two components. The first component was a grant of options and restricted stock units that vest over time and were substantially similar in aggregate value to awards made in prior years. The second component was a grant of stock options and restricted stock units with vesting tied to performance and tied to achieving execution of the long-term strategic plan that came out of the strategic review conducted over the second half of 2009. Specifically, the performance-based options and restricted stock units will vest in full upon the achievement of a trailing four (4) quarters of Adjusted EBITDA per share equal to one dollar and twenty-seven cents ($1.27) at the end of any fiscal quarter of the Company that occurs on or prior to February 11, 2017 (the seventh anniversary of the grant date), with Adjusted EBITDA equal to Adjusted EBITDA as reported in our most recent earnings announcement and outstanding shares for purposes of the per share calculation equal to the weighted average fully diluted outstanding shares during the twelve (12) months trailing the end of the applicable quarter, so long as the recipient of such option or restricted stock unit remains our employee. The Company’s trailing four quarters of Adjusted EBITDA per share if measured under such metric at the quarter ending December 31, 2010 would be equal to sixty-seven cents ($0.67) per share, requiring that the Company almost double its current financial performance for Adjusted EBITDA. In designing the performance equity awards, the Compensation Committee considered different and additional performance criteria, such as the future price of our stock or a future revenue target, but ultimately decided that a single performance goal tied to Adjusted EBITDA, was most appropriate, both for simplicity’s sake as well as its importance to our focus on creating long-term sustainable value for our stockholders. The variation in the size of the grants among the named executive officers was intended to represent the level of responsibilities of each in the execution of the strategic plan.

The 2010 performance equity awards were generally intended to replace the annual grants that would typically be made in January 2011, 2012 and 2013 to our named executive officers. Accordingly, no equity awards were made to our executive officers in 2011 as part of the 2011 executive compensation review.

Because of the increase in the absolute amount of equity awards and our reliance on equity as the primary compensation vehicle, the Compensation Committee also recommended to the full Board of Directors, that the Company implement an annual stock repurchase program to reduce the dilution that results from our use of equity compensation and the Board of Directors followed that recommendation in 2010.

Benefits

The named executive officers may participate in the benefit programs which are available to all our employees, including Company-sponsored health and welfare plans and a voluntary 401(k) plan under which we match 100% of participants’ contributions up to a maximum of 3% of their compensation and 50% of additional contributions for an additional 2% of the employees’ compensation.

Post-Termination Benefits and Payments

All of our employees, including our named executive officers, are employed at will and do not have employment agreements or other agreements providing severance or other benefits in connection with termination of employment unrelated to a change in control. However, we have entered into agreements with our named executive officers that provide for cash severance, health continuation benefits and certain equity acceleration if our named executive officers are involuntarily terminated in connection with or within 12 months following a change of control.

In addition, stock options and other awards held by our executive officers granted under our 2006 Equity Incentive Plan, other than the performance-based options and restricted stock units granted in February and September 2010, will accelerate with respect to all unvested shares subject to the award if the awards are assumed or substituted by the successor in a change of control of the Company and the executive officers are involuntarily terminated two months prior to a change in control or twelve months after a change of control. Under the 2006 Equity Incentive Plan, if the awards are not assumed or substituted by the successor, then all unvested awards under the plan will accelerate in full upon the change in control of the Company. Under the terms of the performance-based equity awards made in February and September 2010 to our executive officers, one-third of the performance-based options and restricted stock units would have vested if a change in control had occurred prior to February 11, 2011, two-thirds of the performance-based options and restricted stock units will vest if a change in control occurs prior to February 11, 2012 and all such awards will vest if the change in control occurs on or after February 11, 2012.

These change in control arrangements are intended to enable our named executive officers to evaluate potential change-in-control transactions objectively and with stockholder interests, rather than personal interests, in mind. In addition, they provide an appropriate level of compensation for a specified time interval for executives who would likely be involved in decisions regarding and/or successful implementation of a change in control and are personally at risk for job loss in the event of a change in control.

For more information about the change in control severance agreements, as well as a tabular summary of the potential payments that may be made to named executive officers upon a change in control or other termination, please refer to “Potential Payments upon Termination or Change in Control” below.

Other Compensation Policies

Prohibition Against Certain Equity Transactions

Our Insider Trading Policy prohibits all of our employees, officers and directors from engaging in speculative transactions involving our common stock, including “short” sales, trading in exchange listed operations or engaging in hedging or monetization transactions which could reasonably cause our employees, officers and directors to have interests adverse to our stockholders. “Short” sales, which are sales of shares of common stock by a person that does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline. We prohibit our employees, officers and directors from entering into “short” sales because such transactions signal to the market that the person has no confidence in us or our short-term prospects and may reduce the seller’s incentive to improve our performance. In addition, Section 16(c) of the Exchange Act expressly prohibits executive officers and directors from engaging in short sales. Our employees, officers and directors are also prohibited under our Insider Trading Policy from entering into hedging or monetization transactions, such as prepaid variable forwards, equity swaps, collars ad exchange funds, which allow a party to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions would allow someone to continue to own the covered securities, but without the full risks and rewards of ownership. If an employee, officer or director were to enter into such a transaction, the officer would no longer have the same objectives as our other stockholders.

Stock Ownership Guidelines

To date we have not implemented a policy regarding minimum stock ownership requirements for our executives, including the named executive officers. However, each of our named executive officers currently holds a significant amount of vested equity.

Compensation Recovery Policy

To date we have not implemented a policy regarding retroactive adjustments to any cash or equity-based compensation paid to our executive officers and other employees where the payments were predicated upon achievement of financial results that were subsequently the subject of a financial restatement. However, we will review any rules adopted by the SEC regarding such a policy in light of the Dodd-Frank Act which requires that public companies disclose such policies, and will consider the necessity and terms of such a policy when any such SEC rules are adopted.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code (the “Code”) disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its Chief Executive Officer and each of its three next most highly-compensated executive officers (other than its Chief Financial Officer). Remuneration greater than $1 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Code. In this regard, the compensation income realized upon the exercise of stock options granted under our 2006 Equity Incentive Plan generally will be deductible, and compensation income realized upon the vesting of restricted stock or restricted stock units may be deductible, so long as the awards are made by a committee whose members are non-employee directors and certain other conditions are satisfied.

Our Incentive Bonus Plan has not been approved by our stockholders; however, it has been a consideration of the Compensation Committee to keep named executive officer cash compensation deductible under Section 162(m). Because of our reliance on equity compensation, this has not to date constrained our compensation decision-making. The Compensation Committee may, however, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the Code provide that certain officers, highly compensated employees and stockholders holding a significant equity interest in the Company may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that our Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not provided any executive officer, including any named executive officer, with the right to a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999.

Section 409A of the Code imposes significant additional taxes in the event that an executive officer, director, or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of this provision. Although no traditional nonqualified deferred compensation plan was in place for executive officers during 2010, Section 409A applies to certain equity awards and severance arrangements. To assist employees in avoiding additional taxes under Section 409A, we believe that we have structured equity awards in a manner intended to be exempt from, or comply with, the applicable Section 409A conditions.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (formerly known as Statement of Financial Accounting Standards 123(R)), for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

The following “Report of the Compensation Committee” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensations Discussion and Analysis be included on this Proxy Statement.

COMPENSTION COMMITTEE
Tom Unterman (Chairman)
Noel Fenton
James Farrell

Relationship between Compensation Policies and Risk

The Compensation Committee and management conducted a comprehensive review of our compensation programs. The goal of this review was to assess whether any of our compensation programs, either individually or in the aggregate, would encourage executives or employees to undertake unnecessary or excessive risks that were reasonably likely to have a material adverse effect on us.

The Compensation Committee and management reviewed our cash bonus, commission and equity incentive plans applicable to our regular employees and considered the number of participants in each plan, the participant’s level within the organization, the general level of payment under such plans, any applicable performance metrics under each plan and the type and mechanics of the plan and its purpose. The Compensation Committee concluded that none of the broad-based programs (base salary, cash bonuses, commissions and equity incentive arrangements) that extend to regular employees would likely encourage unnecessary or excessive risks.

The Compensation Committee and management also assessed the risks of those plans that were identified as having the potential to deliver a material amount of compensation to the executives, including the annual Cash Bonus Plan and equity compensation that are described above in “— Compensation Discussion and Analysis.” The risk assessment included, but was not limited to, analyzing the following items:

•	Whether there was effective balance in the plans (e.g., cash and equity mix, short- and long-term performance focus, etc.);

•	Whether there was effective balance in the performance goals contained in the plans (e.g., between corporate financial and strategic business objectives);

•	Whether the potential payments were reasonable based on potential achievement of those goals;

•	When applicable, whether the relationship between performance objectives under the cash bonus plan and equity awards were consistent with our stockholders’ interests as well as the objectives of our long-term incentive plans; and

•	Whether we had adopted meaningful risk mitigants, including independent Compensation Committee oversight, relative to the plans.

The Compensation Committee concluded that none of these plans would likely encourage unnecessary or excessive risks. The Compensation Committee and management also concluded that our executive compensation risk profile was reasonable, and our strategy and programs do not pose a material risk due to a variety of mitigating factors. These factors include:

•	Our compensation program provide a mix of long and short-term elements using a combination of annual base salary, annual cash bonus opportunities and long-term equity incentives;

•	Performance goals for the annual cash bonus opportunities are based on a combination of financial objectives, rather than performance of our stock price, long-term strategic objectives and individual performance;

•	The use of equity awards to foster employee retention and align our executive officers’ interests with those of our stockholders;

•	The use of two distinct long-term incentive vehicles — RSUs and stock options — a portion of which vest over a number of years and a portion of which vest upon achievement of financial objectives, thereby providing strong incentives for sustained operational and financial performance balanced with growing total shareholder return as well as greater focus on sustained company performance over time;

•	The Compensation Committee’s final discretion on performance objectives and payouts under the annual cash bonus plan; and

•	Our insider trading compliance policy that requires executive officers to obtain permission to undertake any transaction our stock, even during open trading periods, and which prohibits any speculative transactions involving our securities, including short sales, trading in exchange listed options or hedging transactions that insulate the person from the full risks and rewards of ownership of our securities, and the holding of our securities in margin accounts or pledging them as collateral for loans absent prior approval of certain pledges.

As a result of this review, both the Compensation Committee and management concluded that our compensation policies and practices for all employees, including its named executive officers, are structured so as not to encourage excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The table below sets the total compensation earned during 2008, 2009 and 2010 by our named executive officers.

						Non-Equity
					Option	Incentive Plan	All Other
Name and		Salary	Bonus	Stock Awards	Awards	Compensation	Compensation		Total
Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)(3)		($)

Richard J. Boyle, Jr.	2010	350,000		398,800	397,737	220,000	9,956	(3)	1,376,493
CEO and Chairman	2009	350,000		—	1,121,100	165,000	9,956		1,646,056
of the Board of	2008	350,000		—	381,492	160,000	9,428		900,920
Directors
Brent Stumme	2010	260,350		249,250	209,335	155,000	9,956	(3)	883,891
Chief Financial	2009	260,350		217,800	672,660	140,000	11,512		1,302,322
Officer and Senior	2008	260,350		—	275,522	135,000	9,428		680,300
Vice President, Finance and Administration
Thomas P. Byrne	2010	275,000		398,800	355,870	215,000	9,956	(3)	1,254,626
President and Chief	2009	275,000		363,000	971,620	160,000	9,956		1,779,576
Operating Officer	2008	273,779		1,023,400	1,717,529	155,000	9,428		3,179,136
Frederick G. Saint	2010	231,000		652,125	213,207	110,000	9,956	(3)	1,216,288
Senior Vice President, Products and Business Development
Bryan D. Smith	2010	289,833 (4)		539,100	217,081	85,000	9,956	(3)	1,140,970
Senior Vice President,
Sales and Service and
General Manager,
Advertising

(1)	The amounts in this column reflect the aggregate grant date fair value of each restricted stock unit or option award computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual value that may be realized by our named executive officers. A portion of our equity awards in 2010 were in the form of performance-based restricted stock units or performance-based option awards. Based on the probable outcome of the performance condition associated with these performance-based awards, the grant date fair value was zero, which was the estimated aggregate compensation cost to be recognized over the service period, determined as of the grant date under FASB ASC Topic 718. The maximum values of the performance restricted stock units and performance option awards at the grant date, assuming the performance condition was met but excluding the amount of estimated forfeitures, are as follows:

	Performance	Performance
	Stock Awards	Option Awards
	($)	($)

Mr. Boyle	1,196,400	1,254,000
Mr. Stumme	747,750	660,000
Mr. Byrne	1,196,400	1,122,000
Mr. Saint	834,750	660,000
Mr. Smith	834,750	660,000

Further information regarding the valuation assumptions used in the calculations are included in Note 9 to the Company’s financial statements for the fiscal year ended December 31, 2010 contained in the Company’s 2010 Annual Report on Form 10-K. For additional information on these awards, see the “Grant of Plan-Based Awards Table” and “Compensation Discussion and Analysis.”

(2)	Represents amounts earned under our annual cash bonus plan. For additional information on these awards, see the “Grant of Plan-Based Awards Table” and “Compensation Discussion and Analysis.”

(3)	Includes (i) a match to employee contributions under the Company’s 401(k) Plan and (ii) a life insurance premium in the amount of $156, for each named executive officer.

(4)	Includes $109,000 paid to Mr. Smith as sales incentive compensation. Upon his promotion to Senior Vice President effective September 2010, Mr. Smith was no longer eligible for such sales incentive compensation and is now compensated in part under our annual cash bonus plan as described in “Compensation Discussion and Analysis.”

Grants of Plan-Based Awards for 2010

The following table provides information on stock options, restricted stock units and cash-based performance awards granted in fiscal year 2010 to each of our named executive officers. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards will ever be realized. The amounts set forth under the “Grant Date Fair Value of Stock and Option Awards” column are also reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table. The unexercised portion of the option awards and unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year-End Table.

							All Other
					All Other		Option
					Stock Awards:		Awards:		Exercise or	Grant Date
		Estimated Possible Payout Under			Number of		Number of		Base Price	Fair Value of
		Non-Equity Incentive Plan Awards(1)			Shares of		Securities		of Option	Stock and
		Threshold	Target	Maximum	Stock/Units		Underlying		Awards	Option
Name	Grant Date	($)	($)	($)	(#)		Options (#)		($/Share)	Awards ($)

Richard J. Boyle, Jr.	—	—	105,000	280,000
	2/11/2010						95,000	(4)	9.97	397,737
	2/11/2010						285,000	(5)	9.97	—
	2/11/2010				40,000	(2)			—	398,800
	2/11/2010				120,000	(3)			—	—
Brent Stumme	—	—	78,105	156,210
	2/11/2010						50,000	(4)	9.97	209,335
	2/11/2010						150,000	(5)	9.97	—
	2/11/2010				25,000	(2)			—	249,250
	2/11/2010				75,000	(3)			—	—
Thomas P. Byrne	—	—	82,500	220,000
	2/11/2010						85,000	(4)	9.97	355,870
	2/11/2010						255,000	(5)	9.97	—
	2/11/2010				40,000	(2)			—	398,800
	2/11/2010				120,000	(3)			—	—
Frederick G. Saint	—	—	57,750	115,500
	2/11/2010						37,500	(4)	9.97	157,001
	9/1/2010						12,500	(4)	11.13	56,206
	9/1/2010						150,000	(5)	11.13	—
	2/11/2010				37,500	(2)			—	373,875
	9/1/2010				25,000	(2)			—	278,250
	9/1/2010				75,000	(3)			—	—
Bryan D. Smith	—	—	53,750	129,000
	2/11/2010						25,000	(4)	9.97	104,668
	9/1/2010						25,000	(4)	11.13	112,413
	9/1/2010						150,000	(5)	11.13	—
	2/11/2010				15,000	(2)			—	149,550
	9/1/2010				35,000	(2)			—	389,550
	9/1/2010				75,000	(3)			—	—

(1)	Amounts represent target awards payable to each named executive officer under the 2010 Bonus Plan, which plan does not have specific threshold or maximum goals. The performance goals and target percentages (as a percentage of base salary) for determining the payout under the 2010 Bonus Plan for each named executive officer are described in the Compensation Discussion and Analysis, and the amounts actually paid are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Consists of a time-based restricted stock unit award issued under the 2006 Equity Incentive Plan that vest with respect to one quarter of the shares on each of the first four anniversaries of the award.

(3)	Consists of a performance-based restricted stock unit award issued under the 2006 Equity Incentive Plan. These performance-based restricted stock units vest 100% upon the achievement of a trailing four quarters of Adjusted EBITDA per share equal to $1.27 at the end of any fiscal quarter of the Company that occurs on or prior to February 11, 2017, as discussed in the Compensation Discussion and Analysis.

(4)	Consists of a time-based option issued under the 2006 Equity Incentive Plan. The shares underlying the option vest at a rate of 1/48th of the shares on each monthly anniversary of the Grant Date.

(5)	Consists of a performance-based option award issued under the 2006 Equity Incentive Plan. These performance-based options vest 100% upon the achievement of a trailing four quarters of Adjusted EBITDA per share equal to $1.27 at the end of any fiscal quarter of the Company that occurs on or prior to February 11, 2017, as discussed in the Compensation Discussion and Analysis.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers at the end of fiscal 2010:

		Option Awards						Stock Awards
		Number of		Number of
		Securities		Securities				Number of		Market Value
		Underlying		Underlying				Shares or		of Shares or
		Unexercised		Unexercised		Option		Units of Stock		Units of Stock
		Options		Options		Exercise	Option	That Have		That Have
		(#)		(#)		Price	Expiration	Not Vested		Not Vested
Name	Grant Date	Exercisable		Unexercisable(1)		($/Share)	Date	(#)		($)(5)

Richard J. Boyle, Jr.								40,000	(4)	444,400
								120,000	(3)	1,333,200
	1/20/2006	250,000	(2)	0		4.08	1/19/2016
	3/21/2007	79,687		5,313		16.07	3/20/2014
	1/09/2008	65,624		24,376		11.06	1/08/2015
	2/13/2009	171,874		203,126		7.26	2/12/2016
	2/11/2010	19,791		75,209		9.97	2/10/2017
	2/11/2010			285,000	(3)	9.97	2/11/2017
Brent Stumme								47,500	(4)	527,725
								75,000	(3)	833,250
	1/20/2006	51,770	(2)	0		4.08	1/19/2016
	3/21/2007	42,187		2,813		16.07	3/20/2014
	1/09/2008	47,395		17,605		11.06	1/08/2015
	2/13/2009	103,124		121,876		7.26	2/12/2016
	2/11/2010	10,416		39,584		9.97	2/10/2017
	2/11/2010			150,000	(3)	9.97	2/11/2017
Thomas P. Byrne								120,000	(4)	1,333,200
								120,000	(3)	1,333,200
	1/20/2006	77,580	(2)	0		4.08	1/19/2016
	3/21/2007	51,562		3,438		16.07	3/20/2014
	1/09/2008	47,395		17,605		11.06	1/08/2015
	2/06/2008	223,124		91,876		12.04	2/05/2015
	2/13/2009	148,958		176,042		7.26	2/12/2016
	2/11/2010	17,708		67,292		9.97	2/10/2017
	2/11/2010			255,000	(3)	9.97	2/11/2017
Frederick G. Saint								78,125	(4)	867,969
								75,000	(3)	833,250
	8/09/2007	62,499		12,501		22.29	8/08/2014
	1/09/2008	27,343		10,157		11.06	1/08/2015
	2/13/2009	20,624		24,376		7.26	2/12/2016
	2/11/2010	7,812		29,688		9.97	2/10/2017
	9/1/2010	781		11,719		11.13	8/31/2017
	9/1/2010			150,000	(3)	11.13	2/11/2017
Bryan D. Smith								70,625	(4)	784,644
								75,000	(3)	833,250
	9/16/2003	25,000		0		0.10	9/15/2013
	1/20/2006	10,020		0		4.08	1/19/2016
	9/18/2006	15,000		0		12.34	9/17/2013
	3/21/2007	14,062		938		16.07	3/20/2014
	1/09/2008	18,229		6,771		11.06	1/08/2015
	2/13/2009	20,624		24,376		7.26	2/12/2016
	2/11/2010	5,208		19,792		9.97	2/10/2017
	9/01/2010	1,562		23,438		11.13	8/31/2017
	9/1/2010			150,000	(3)	11.13	2/11/2017

(1)	Except as noted, all such options vest at the rate of 1/48th of the shares originally subject to the option per month for four years, so long as the named executive officer remains an employee of the Company.

(2)	The vesting of all such options began on the date in 2006 that represented the anniversary of the named executive officer’s hire date and they vest thereafter at the rate of 1/48th of the shares originally subject to the option per month for four years, so long as the named executive officer remains an employee of the Company.

(3)	These performance-based awards vest 100% upon the achievement of a trailing four quarters of Adjusted EBITDA per share equal to $1.27 at the end of any fiscal quarter of the Company that occurs on or prior to February 11, 2017, as discussed in the Compensation Discussion and Analysis.

(4)	All restricted stock units vest with respect to one quarter of the original number of shares subject to each award on the first four anniversaries of the award, so long as the named executive officer remains an employee of the Company.

(5)	Based upon the closing sale price for the common stock on the Nasdaq Global Select Market on December 31, 2010 of $11.11 per share.

Option Exercises and Stock Vested

The following table sets forth the number of shares acquired on exercises of stock options and vesting of restricted stock units by our named executive officers during fiscal 2010 and the value realized:

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)

Richard J. Boyle, Jr.	0	0	0	0
Brent Stumme	0	0	7,500	73,050
Thomas P. Byrne	0	0	33,750	320,863
Frederick G. Saint	0	0	6,250	65,025
Bryan D. Smith	0	0	8,750	88,450

(1)	The value realized equals the market price of LoopNet common stock on the vesting date, multiplied by the number of shares that vested.

Potential Payments Upon Termination or Change in Control

Our named executive officers are at-will employees, whose payments on any termination will consist of unpaid salary and accrued vacation, as well as the ability to exercise vested options. The table below shows certain additional payments that would have been made to named executive officers if an involuntary termination following a change in control had occurred on the last business day of fiscal year 2010 (i.e., December 31, 2010). The potential payments were determined under the terms of our plans and arrangements as in effect on December 31, 2010, including the change in control severance agreements described below. The footnotes to the tables describe the assumptions used in estimating the amounts set forth in the tables. Because the payments to be made to a named executive officer depend on several factors, the actual amounts to be paid out upon a named executive officer’s termination of employment following a change in control can only be determined at the time of an executive’s separation from the Company. As set forth above, the table does not include unpaid salary and accrued vacation or the value of vested options.

			Intrinsic Value of Accelerated Equity Awards(3)
				Restricted Stock
				and Restricted
	Cash Severance	Health Benefits	Options	Stock Units	Total
Name	($)(1)	($)(2)	($)	($)	($)

Richard J. Boyle, Jr.	542,500	26,763	977,292	888,800	1,866,092
Brent Stumme	407,850	26,763	572,229	805,475	1,377,704
Thomas P. Byrne	462,500	26,763	852,255	1,777,600	2,629,855
Frederick G. Saint	304,750	19,418	128,200	1,145,719	1,273,919
Bryan D. Smith	266,250	17,984	116,749	1,062,394	1,179,143

(1)	Equal to (x) the named executive officer’s annual base salary in effect as of December 31, 2010 plus (y) the average of the annual bonuses paid to such Executive over the two years ended December 31, 2010.

(2)	Equal to the twelve month continuation of health benefits for the named executive officer and his dependents following December 31, 2010.

(3)	Based on closing sale price for the common stock on the Nasdaq Global Market on December 31, 2010 at $11.11 per share.

The Company entered into change in control severance agreements with our named executive officers, Richard J. Boyle, Jr., Thomas P. Byrne and Brent Stumme in December 2008 and Frederick G. Saint and Bryan D. Smith in September 2010, as amended in February 2011. The change in control severance agreements are intended to attract and retain high quality executives and to enable our named executive officers to evaluate potential change-in-control transactions objectively and with stockholder interests, rather than personal interests, in mind. Additionally, they provide an appropriate level of compensation for a specified time interval for executives who would likely be involved in decisions regarding and/or successful implementation of a change in control and are personally at risk for job loss in the event of a change in control.

The change in control severance agreements provide that in the event that a named executive officer is terminated without cause or such executive terminates employment for good reason at any time during the period commencing two months prior to a change in control and ending twelve months following a change in control of the Company, as defined in the agreements, the executives are entitled to certain severance benefits. The benefits are conditioned upon the execution of a release, which includes non-disparagement obligations, and the confidentiality and one-year non-solicitation provisions in the Company’s proprietary information and inventions agreement, previously executed by the executive. Each agreement is effective until modified, terminated by mutual agreement of the parties to the agreement or all of the obligations with respect to the agreement have been satisfied.

The severance benefits include (1) a lump sum amount payable in cash equal to one times the sum of (a) the executive’s annual base salary in effect at the time of the termination and (b) the average of the annual bonuses paid to such executive over the last two years; (2) continuation of health benefits for the executive and the executive’s dependents for twelve months following the date of the executive’s termination; and (3) full acceleration of any unvested equity awards upon termination, excluding the performance-based equity awards.

The vesting acceleration of the performance-based equity awards are subject to the terms of the respective performance-based equity awards agreements, which provide the following: one-third (1/3) of the underlying shares shall vest if a change of control occurs prior to February 11, 2011, two-thirds (2/3) of the underlying shares shall vest if a change of control occurs prior to February 11, 2012, and 100% of the underlying shares shall vest if a change of control occurs prior to February 11, 2013. If the payments under each change in control severance agreement, including but not limited to accelerated vesting of options, would trigger a federal excise tax based on Internal Revenue Code Section 280G, then the total payments made to the executive under the agreement will be reduced if, and to the extent, such reduction would result in the executive retaining a larger amount on an after-tax basis (taking into account Internal Revenue Code Sections 280G and 4999) than if the executive had received the total payment.

As defined in the change in control severance agreements, “Change of Control” means the first to occur of any of the following events:

(i) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity) more than sixty percent (60%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(ii) (A) any approval by the stockholders of the Company of a plan of complete liquidation of the Company, other than as a result of insolvency or (B) the consummation of the sale or disposition (or the last in a series of sales or dispositions) by the Company of all or substantially all of the Company’s assets, other than a sale or disposition to a wholly-owned direct or indirect subsidiary of the Company and other than a sale or disposition which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into or exchanged for voting securities of the entity to which such sale or disposition was made) more than sixty percent (60%) of the total voting power represented by the voting securities of the entity to which such sale or disposition was made after such sale or disposition; or

(iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 40% or more of the total voting power represented by the Company’s then outstanding voting securities; or

(iv) during any period of two consecutive years after the Effective Date, Incumbent directors cease for any reason to constitute a majority of the Board.

ADDITIONAL INFORMATION

Stockholder Proposals for 2011 Annual Meeting

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our bylaws provide that, for nominations of persons for election to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given written notice to our Secretary at 185 Berry Street, Suite 4000, San Francisco, CA 94107, not less than 120 or more than 150 days before the first anniversary of the date of the preceding year’s annual meeting, which for the 2012 Annual Meeting of Stockholders, will be no earlier than December 19, 2011 and no later than January 18, 2012. However, the bylaws also provide that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice must be delivered not later than the later of the 90th day before such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include providing all information required to be disclosed in solicitations of proxies for election of such persons as directors under Regulation 14A under the Exchange Act, including such person’s written consent to serve as a director if elected, and a description of all material monetary agreements during the past three years and any other material relationships, between the stockholder and a beneficial owner on whose behalf the nomination is made and their affiliates and associates, or others acting in concert, on the one hand, and each proposed nominee, and his/her affiliates and associates, or others acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 under Regulation S-K if the stockholder were a “registrant,” information regarding any rights to dividends on shares of our stock that are separated or separable from the underlying shares, any performance-related fees (other than an asset-based fee) that the stockholder is entitled to based on any increase or decrease in the value of shares of our stock or derivative instruments, including any interests held by members of the stockholder’s immediate family, and any other information relating to the stockholder that would be required to be disclosed to stockholders in connection with the election of directors in a contested election, all as described in our bylaws. The notice must also include certain additional information about and representations by the stockholder and/or the beneficial owner, all as detailed in our bylaws. As to other business, the notice must include, without limitation: (a) a brief description of the business desired to be brought before the meeting, the text of the proposal or business, and the reasons for conducting such business at the meeting, (b) any material interest of such stockholder in such business, (c) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and (d) the number of shares of the Company’s common stock that are beneficially owned by the stockholder and disclosure of any short or derivative positions relating the Company’s shares, all as detailed in our bylaws.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. In addition to the requirements stated above, our stockholders who wish to submit proposals for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be to be included in our proxy materials next year relating to our 2011 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 6, 2011. Such proposals must be delivered to our Secretary, c/o LoopNet, Inc., 185 Berry Street, Suite 4000, San Francisco, CA 94107.

Other Matters

The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the person named as proxies will vote on those matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS.

Brent Stumme,
Secretary

San Francisco, California
April 4, 2011

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Daylight Time, on May 17, 2011.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/LOOP • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 4 and THREE YEARS on Proposal 3.

1.	Election of Directors	For	Withhold		For	Withhold	+

	01 – Dennis Chookaszian*	☐	☐	02 – Noel J. Fenton*	☐	☐
* Each to serve for a three-year term that expires at the 2014 Annual Meeting or until their respective successors have been elected and qualified.

		For	Against	Abstain			3 Yrs	2 Yrs	1 Yr	Abstain

2.	To approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐	3.	To determine the frequency of an advisory vote on executive compensation.	☐	☐	☐	☐

4.	To ratify the appointment of Ernst & Young LLP as LoopNet, Inc.’s independent registered public accounting firm for 2011.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — LoopNet, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Richard J. Boyle, Jr., LoopNet’s Chief Executive Officer and Chairman of the Board of Directors, and Brent Stumme, LoopNet’s Chief Financial Officer and Senior Vice President of Finance and Administration, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote all shares of the Common Stock of LoopNet, Inc., a Delaware corporation (the “Company”), held of record by the undersigned on March 21, 2011, at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 185 Berry Street, San Francisco, CA 94107 at 9:00 a.m., Pacific Daylight Time, on Tuesday, May 17, 2011, or at any adjournment or postponement thereof, with all the powers that the undersigned would have if personally present at the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND, AT THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 17, 2011: The Notice of Annual Meeting, Proxy Statement and 2010 Annual Report are available at www.envisionreports.com/LOOP.
IF YOU ELECT TO VOTE BY MAIL, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY CARD.